SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2008

SALARY.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-33312	04-3465241
(Commission file number)	(I.R.S. employer identification no.)

195 West Street, Waltham, Massachusetts 02451

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (781) 464-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2008, Salary.com, Inc. issued a press release announcing the resignation of Kenneth S. Goldman, its Chief Financial Officer, and the naming of Chris Power as Salary.com’s new Chief Financial Officer, effective January 2, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

From April 2002 until August 2007, Mr. Power served in various senior finance roles at Monster Worldwide, Inc., a provider of global online employment solutions, including Chief Financial Officer – Global Operations from March 2005 to August 2007, Chief Financial Officer for Monster Worldwide North America operations from February 2003 to February 2005, and Chief Financial Officer of the Monster North America division from April 2002 until January 2003. Prior to joining Monster Worldwide, Inc., Mr. Power spent fourteen years with Nortel Networks, a global internet and telecommunications equipment and services provider, primarily in finance and strategy roles. Mr. Power holds an Honours B. A. and an M.B.A. from the University of Toronto.

Mr. Power’s compensation includes the following: (i) an annual base salary of $250,000 per year and (ii) eligibility for an annual bonus of up to 50% of his annual base salary, subject to the achievement of corporate and individual performance goals established by the Compensation Committee and the Chief Executive Officer each year for the annual incentive plan. Mr. Power also received, or will receive, the following equity awards pursuant to Salary.com’s 2007 Stock Option and Incentive Plan and the applicable forms of award agreements, which have been previously filed with the Securities and Exchange Commission and are incorporated herein by reference: (i) 100,000 shares of restricted common stock, which vest in equal installments every six months after the grant date over a three year period, and (ii) 20,000 shares of restricted common stock, which vest on or about the one year anniversary of the grant date.

If Mr. Power’s employment is terminated by Salary.com other than (i) for cause or (ii) as the result of his death or disability, Mr. Power will be entitled to receive shares of restricted common stock with a value equal to (a) fifty percent (50%) of his then current base salary plus (b) fifty percent (50%) of his target bonus, based on the average closing price of Salary.com’s common stock for the ten trading days preceding the grant date. In addition, Salary.com would accelerate vesting of previously granted restricted stock by twelve months.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued January 2, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARY.COM, INC.

Date: January 2, 2008	By:	/s/ G. Kent Plunkett
G. Kent Plunkett
President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
99.1	Press release issued January 2, 2008.

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